Exhibit 99.1

Phio Pharmaceuticals Reports Second Quarter 2024
Financial Results and Provides Business Update

MARLBOROUGH, Mass., August 14, 2024—Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a clinical stage biotechnology company whose proprietary INTASYL™ siRNA gene silencing technology is designed to make immune cells more effective in killing tumor cells, today reported its financial results for the quarter ended June 30, 2024 and provided a business update.

Recent Corporate Updates

•	The Phase 1b clinical trial for our lead product candidate, PH-762, received a positive safety recommendation from the Safety Monitoring Committee (SMC). There were no dose-limiting toxicities, or clinically relevant treatment-emergent adverse events in the initial cohort receiving intratumoral PH-762. The injections were well tolerated. The SMC recommended dose escalation and enrollment of the next planned cohort in the clinical study.
•	The clinical trial is currently enrolling patients for the 2nd cohort.
•	A fifth clinical trial site has been added to our Phase 1b study of PH-762. The University of Pittsburgh Medical Center (UPMC) Department of Dermatology joins four other sites engaged in the clinical study: The George Washington University-Medical Faculty Associates in Washington, D.C; Banner MD Anderson Cancer Center in Gilbert, Arizona; Integrity Research Clinical Associates in Delray Beach, Florida; and Centricity Research in Dublin Ohio.
•	An additional patent in a family of patents covering INTASYL compounds that target aging skin disorders was recently granted in South Korea. The patent covers the INTASYL RXI-185 compound that treats aging and skin disorders, including photo-aging. RXI-185 is a potent silencer of MMP1 expression in the skin, interrupting ultraviolet radiation (UVR) induced collagen breakdown, thereby improving and/or slowing the progression for skin thickening, elasticity and wrinkles.
•	Phio entered into definitive agreements to exercise certain outstanding warrants to purchase up to an aggregate of 545,286 shares of common stock of the Company, originally issued in February 2020 through December 2023, having exercise prices between $324.00 and $9.72 per share, at a reduced exercise price of $5.45 per share. The gross proceeds to the Company from the exercise of these warrants were approximately $3.1 million.
•	A reverse Stock Split became effective on July 5, 2024. Every nine (9) shares of the Company's common stock were combined into one (1) share of common stock, with no change to the par value of $0.0001 per share. This reduced the Company's outstanding common stock from approximately 4.6 million shares to approximately 0.5 million shares. The reverse stock split affects all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's common stock, except for adjustments that may result from the treatment of fractional shares.
•	On July 19, 2024, we received written notice from The Nasdaq Stock Market LLC that stated that the Company was now in compliance with the minimum $1.00 bid price requirement for continued listing on the Nasdaq Capital Market.
•	Phio announced appointment of Robert M. Infarinato to the position of vice president and chief financial officer effective August 1, 2024. He will serve in the capacity of Principal Financial Officer including responsibility for accounting, finance, treasury, investor relations and administration.
•	We entered into an exploratory collaboration with a global, multi-billion dollar skin care company regarding opportunities for Phio’s proprietary compounds targeting cosmeceutical skin care applications.

Financial Results

Cash Position

At June 30, 2024, the Company had cash of $4.7 million as compared with $8.5 million at December 31, 2023.

In July 2024, the Company entered into inducement letter agreements with certain holders of the Company’s existing warrants to purchase up to an aggregate of 545,286 shares of common stock at a reduced exercise price of $5.45 per share. In consideration for the immediate exercise of the existing warrants, the Company agreed to issue five and one-half year term Series C warrants to purchase up to 583,098 shares of common stock and eighteen month term Series D warrants to purchase up to 507,474 shares of common stock, both at an exercise price of $5.45. The net proceeds to the Company are expected to be approximately $2.6 million, after deducting placement agent fees and offering expenses.

Research and Development Expenses

Research and development expenses were $0.9 million for the three months ended June 30, 2024 as compared with $1.4 million for the three months ended June 30, 2023, a decrease of 37%. The decrease was primarily driven by a decrease in clinical consulting fees incurred in connection with our IND filing for PH-762 in the prior year period in addition to the Company’s cost rationalization measures in transitioning from a research company to a product development company resulting in decreases in salary-related costs, including stock-based compensation expense, and lab supplies associated with the reduction in headcount.

General and Administrative Expenses

General and administrative expenses were $1.0 million for the three months ended June 30, 2024 as compared with $1.2 million for the three months ended June 30, 2023, a decrease of 10%. The decrease was primarily due to decreases in salary-related expenses for the Company’s President & CEO and in professional fees related to consulting as compared to the prior year period.

Net Loss

Net loss was $1.8 million for the three months ended June 30, 2024 as compared with $2.5 million for the three months ended June 30, 2023. The decrease in net loss was primarily due to the changes in research and development expenses, as described above.

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL™ siRNA gene silencing technology is designed to make immune cells more effective in killing tumor cells. INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics without the need for specialized formulations or drug delivery systems. INTASYL drugs precisely down regulate specific proteins that inhibit the body’s ability to overcome chronic diseases and other disorders.

For additional information, visit the Company’s website, www.phiopharma.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. These statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact to our business and operations by inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact:

Phio Pharmaceuticals Corp.

ir@phiopharma.com

PR Contact
Michael Adams
Bridge View Media

adams@bridgeviewmedia.com

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PHIO PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$866	$1,383	$2,014	$3,517
General and administrative	1,048	1,164	2,109	2,632
Total operating expenses	1,914	2,547	4,123	6,149
Operating loss	(1,914)	(2,547)	(4,123)	(6,149)
Total other income (expense), net	68	(2)	123	(2)
Net loss	$(1,846)	$(2,549)	$(4,000)	$(6,151)
Net loss per common share: Basic and diluted	$(3.62)	$(13.27)	$(7.85)	$(38.52)
Weighted average number of common shares outstanding: Basic and diluted	510,188	192,054	509,542	159,663

PHIO PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$4,698	$8,490
Prepaid expenses and other current assets	594	832
Right of use asset	–	33
Property and equipment, net	1	6
Other assets	3	3
Total assets	$5,296	$9,364
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$335	$657
Accrued expenses	1,188	942
Lease liability	–	35
Total liabilities	1,523	1,634
Total stockholders’ equity	3,773	7,730
Total liabilities and stockholders’ equity	$5,296	$9,364

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